                                                                   EXHIBIT 99.2



MORGAN STANLEY SENIOR FUNDING, INC.               BANK OF AMERICA SECURITIES LLC

BANK OF AMERICA, N.A.                               LEHMAN COMMERCIAL PAPER INC.

UBS WARBURG LLC                                          UBS AG, STAMFORD BRANCH

THE BANK OF NEW YORK                                          BNP PARIBAS

WELLS FARGO                                                        JUNE 14, 2001



PacifiCare Health Systems, Inc.
3120 West Lake Center Drive
Santa Ana, CA 92704
Attention:  Gregory W. Scott
            Chief Financial Officer

Ladies and Gentlemen:

     You have advised Morgan Stanley Senior Funding, Inc. ("MORGAN STANLEY"), Bank of America, N.A. ("BANK OF AMERICA"), Banc of America Securities LLC ("BANC OF AMERICA SECURITIES"), Lehman Commercial Paper Inc. ("LEHMAN"), UBS AG, Stamford Branch ("UBS"), UBS Warburg LLC ("UBS WARBURG"), The Bank of New York ("BANK OF NEW YORK"), BNP Paribas ("BNP PARIBAS") and Wells Fargo ("WELLS FARGO") regarding your proposed refinancing of certain of the existing debt of PacifiCare Health Systems, Inc., a Delaware corporation (the "BORROWER"), and its subsidiaries (the "REFINANCING"). In this connection, you have requested that (a) Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo provide you with aggregate financing commitments for $500 million of Senior Bank Financing (as hereinafter defined) described in this letter and in the summary of terms and conditions attached as Exhibit A (the "SUMMARY OF TERMS" and, together with this letter, this "COMMITMENT LETTER") and
(b) Morgan Stanley provide you with its best efforts undertaking to arrange, together with Banc of America Securities, a syndicate (in such capacities, the "JOINT LEAD ARRANGERS") of Lenders (as defined under the section "LENDERS" in the Summary of Terms) for the Senior Bank Financing. The Refinancing and the debt financings contemplated by the foregoing are collectively referred to as the "TRANSACTION". Notwithstanding the foregoing clause (b), Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo hereby confirm that they are underwriting in the aggregate, subject to the terms and conditions of this Commitment Letter, $500 million of the Senior Bank Financing.

     We understand that the funding required to effect the Refinancing, to pay the fees and expenses incurred in connection therewith and to provide for the ongoing working capital and general corporate needs of the Borrower (as defined in the Summary of Terms) and its subsidiaries shall be provided solely from (i) the issuance (either by private placement or underwritten public sale) by the Borrower of convertible debt securities (the "CONVERTIBLE SECURITIES") and/or the issuance (either by private placement or an underwritten public sale) by the Borrower of senior unsecured notes (the "SENIOR NOTES") with a maturity of ten years (it being understood that (1) the gross cash proceeds received from the issuance of the Senior Notes and the Convertible Securities must aggregate at least $500 million and

(2) to the extent that the gross cash proceeds from the issuance of the Senior Notes and the Convertible Securities exceed $500 million, the commitments in respect of the Tranche B Term Loan Facility shall be reduced by the amount of such excess in accordance with the provisions for reduction set forth below), and (ii) the incurrence by the Borrower of the Senior Bank Financing.

     We further understand that the senior secured bank financing (the "SENIOR BANK FINANCING") will be in the form of (i) a term loan facility in the amount of $350 million (the "TRANCHE B TERM LOAN FACILITY") and (ii) a revolving credit facility in the amount of $150 million (the "REVOLVING CREDIT FACILITY", together with the Tranche B Term Loan Facility, the "CREDIT FACILITIES").

     Each of Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo is pleased to commit to provide, subject to and upon the terms and conditions set forth herein and in the Summary of Terms, $350 million of the Tranche B Term Loan Facility and $150 million of the Revolving Credit Facility on the terms and conditions set forth herein and in the Summary of Terms, with each of Morgan Stanley, Bank of America, Lehman (directly, or through one of its affiliates), UBS, Bank of New York, BNP Paribas and Wells Fargo committing, severally and not jointly, $117,500,000, $117,500,000, $110,000,000, $110,000,000, $15,000,000, $15,000,000 and $15,000,000,
respectively, which shall be allocated between the Revolving Credit Facility and the Tranche B Term Loan Facility as set forth in the Summary of Terms. It is understood that each of Morgan Stanley and Banc of America Securities shall act as joint lead arranger and joint book-runner for the Senior Bank Financing (it being understood that Morgan Stanley and Banc of America Securities shall make all decisions as to the syndication of the Senior Bank Financing in consultation with the Borrower). It is further understood that (i) Morgan Stanley shall act as documentation agent for the Senior Bank Financing, (ii) Lehman and UBS Warburg shall act as co-syndication agents for the Senior Bank Financing and
(iii) Bank of America shall act as administrative agent for the Senior Bank Financing. It is further understood that Morgan Stanley and Banc of America Securities shall also be permitted to designate, with the consent of Bank of America, Lehman, UBS and the Borrower, one or more Lenders as agents or co-agents, as the case may be, with respect to the Senior Bank Financing, and that no other titles may be given, or compensation paid, to Lenders without the consent of Morgan Stanley, Banc of America Securities, Bank of America, Lehman, UBS and the Borrower. Fees payable to the syndicate shall be payable from the amounts payable to Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo as described in the fee letter (the "FEE LETTER") executed simultaneously herewith.

     Each of Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo reserves the right, prior to or after execution of the definitive credit documentation for the Senior Banking Financing, to syndicate all or part of its respective commitment for the Senior Bank Financing to one or more lending institutions that will become parties to such definitive credit documentation pursuant to a syndication to be managed by Morgan Stanley and Banc of America Securities, and after closing the commitments hereunder in respect of the Tranche B Term Loan Facility shall be reduced ratably among Morgan Stanley, Bank of America, Lehman and UBS and the commitments hereunder in respect of the Revolving Credit Facility shall be reduced as follows: (i) the commitments of Morgan Stanley and Bank of America shall be reduced ratably until each such commitment equals $22.5 million (ii) thereafter, the commitments of Morgan Stanley, Bank of America, Lehman and UBS shall be reduced ratably until each such commitment equals $15,000,000 and (iii) thereafter, the commitments of Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo shall be reduced ratably. Morgan Stanley and Banc of America Securities shall commence syndication efforts promptly after the execution of this letter by you and you agree actively to assist Morgan Stanley and Banc of America Securities in achieving a syndication that is mutually satisfactory to Morgan Stanley, Banc of America Securities and you. Such syndication will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and the proposed syndicate members. To assist Morgan Stanley and Banc of America Securities in their syndication efforts, you hereby agree (a) to provide and cause your advisors to provide Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas, Wells Fargo and the other syndicate members upon request with all information reasonably deemed necessary by Morgan Stanley and Banc of America Securities to complete syndication, including but not limited to information and evaluations prepared by you and your advisors or on your behalf relating to the transactions contemplated hereby, (b) to assist Morgan Stanley upon request in the preparation of an Information Memorandum to be used in connection with the syndication of the Senior Bank Financing and (c) to make available your senior officers and representatives, in each case from time to time and to attend and make presentations regarding the business and prospects of the Borrower at a meeting or meetings of lenders or prospective lenders. In addition, you agree that no financing for the Borrower, you or any of your respective subsidiaries or affiliates shall be syndicated, privately placed or publicly offered (other than the Convertible Securities and the Senior Notes) to the extent that such financing could have an adverse effect on the syndication of the Senior Bank Financing. It is understood and agreed that until the earlier to occur of (i) the date that is 90 days from the date hereof and
(ii) the date that Morgan Stanley and Banc of America Securities complete the primary syndication of the Credit Facilities, none of the other Lenders shall syndicate all or part of its commitment in respect of the Senior Bank Financing.

     If the syndication of the Credit Facilities cannot be successfully completed in a manner satisfactory to Morgan Stanley, Bank of America, Lehman and UBS Warburg under the structure outlined in this Commitment Letter, you hereby agree that Morgan Stanley, Bank of America, Lehman and UBS Warburg (it being understood that none of Morgan Stanley, Bank of America, Lehman and UBS, acting individually, shall be able to block any such change) shall be entitled, in consultation with you, to change the pricing, structure, tenor or other terms of the Credit Facilities if Morgan Stanley, Bank of America, Lehman and UBS Warburg determine, and to the extent, that such changes are reasonably necessary in order to ensure a successful syndication thereof; provided that the aggregate amount of the Credit Facilities shall remain unchanged. The agreement in this paragraph shall survive the closing of the Credit Facilities by 90 days.

     Please note, however, that the terms and conditions of these commitments are not limited to those set forth in this Commitment Letter. Those matters that are not covered or made clear herein or in the attached Summary of Terms are subject to mutual agreement of the parties. The terms and conditions of these commitments may be modified only in writing. In addition, these commitments are subject to (a) the preparation, execution and delivery of mutually acceptable loan documentation, including a credit agreement incorporating substantially the terms and conditions outlined herein and in the Summary of Terms, (b) the absence of (i) a material adverse change in the business, financial condition, operations, performance, properties or prospects of the Borrower and its subsidiaries, taken as a whole, since December 31, 2000, and (ii) any material adverse change in loan syndication or financial or capital market conditions generally from those currently in effect, (c) completion by Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo of their respective due diligence investigations with respect to the assets and businesses of the Borrower and its subsidiaries in scope, and with results, satisfactory to each of them, (d) the satisfaction of Morgan Stanley, Banc of America Securities, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo with the terms of the equity and debt of the Borrower and its subsidiaries, the Convertible Securities and the Senior Notes (including without limitation, interest rate, maturity, amortization, covenants and events of default), and (e) the accuracy and completeness of all

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                                       4


representations that you make to us and all information that you furnish to us in connection with these commitments and your compliance with the terms of this Commitment Letter. The commitments of Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo set forth in this Commitment Letter will terminate on August 31, 2001, unless the Transaction closes on or before such date. Furthermore, if Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas or Wells Fargo discover information (whether as a result of the performance of the ongoing business due diligence of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo or otherwise) not known to them on the date of this letter which any of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo reasonably believes is materially negative information with respect to the Transaction or the financial condition, business, properties, operations, results of operations, performance, assets, liabilities (contingent or otherwise), or prospects of the Borrower and its subsidiaries taken as a whole, each of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo may, in their reasonable discretion suggest alternative financing amounts or structures that assure adequate protection for the Lenders or decline to provide or participate in the proposed financing. None of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas or Wells Fargo shall be responsible or liable for any consequential damages which may be alleged as a result of its failure to provide the Senior Bank Financing.

     To induce Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo to issue this letter and to continue with their due diligence efforts, you hereby agree that all reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of counsel and consultants) of each of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo and their respective affiliates arising in connection with this letter (and their due diligence and syndication efforts in connection herewith) and in connection with the Senior Bank Financing and the other transactions contemplated by the Credit Facilities shall be for your account, whether or not the Transaction is consummated, the Senior Bank Financing is made available or definitive credit documents are executed. In addition, you hereby agree to pay when and as due the fees described in the Fee Letter. You further agree to indemnify and hold harmless each of the Lenders (including, in any event, Morgan Stanley, Bank of America, Lehman, UBS, Bank of New York, BNP Paribas and Wells Fargo), UBS Warburg, their respective affiliates, and each director, officer, employee and affiliate thereof (each an "INDEMNIFIED PERSON") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which maybe incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from this letter, the Transaction or the extension or syndication of the Senior Bank Financing contemplated by this letter, or in any way arise from any use or intended use of this letter or the proceeds of the Senior Bank Financing contemplated by this letter, and you agree to reimburse each Indemnified Person upon demand for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas, Wells Fargo or any such other Indemnified Person is a party to any action or proceeding out of which any such expenses arise) (collectively, an "ACTION"); provided, however, that you shall not have to indemnify any Indemnified Person against any loss, claim, damage, expense or liability to the extent finally determined by a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnified Person. This letter is issued for your benefit only and no other person or entity may rely hereon. Neither Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas, Wells Fargo

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nor any Lender shall be responsible or liable to the Borrower or any other person for consequential damages which may be alleged as a result of this letter.

     Each of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo reserves the right to employ the services of their respective affiliates in providing services contemplated by this letter and to allocate, in whole or in part, to such affiliates certain fees payable to Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas or Wells Fargo in such manner as Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas, Wells Fargo and such affiliates may agree in their sole discretion. You acknowledge that each of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo may share with any of their respective affiliates, and such affiliates may share with Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo, as the case may be, any information related to the Transaction, the Borrower, any of its subsidiaries or any of the matters contemplated hereby in connection with the Transaction.

     The provisions of the immediately preceding two paragraphs shall survive any termination of this letter.

     You represent and warrant that (a) all information that has been or will hereafter be made available by or on behalf of you or by any of your representatives in connection with the Transaction and the other transactions contemplated hereby to Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas, Wells Fargo or any of their respective affiliates or representatives or to any Lender or any potential Lender is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (b) all financial projections, if any, that have been or will be prepared by you or on your behalf or by any of your representatives and made available to Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas, Wells Fargo or any of their respective affiliates or representatives or to any Lender or any potential Lender in connection with the Transaction and the other transactions contemplated hereby have been or will be prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that any particular projections will be realized) at the time of preparation thereof. You agree to supplement the information from time to time so that the representations and warranties contained in this paragraph remain complete and correct. In addition, you agree to (i) give notice to Morgan Stanley, Bank of America, Lehman, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo of any significant change in the assumptions used to prepare such projections and
(ii) supplement the projections previously provided upon a material change in the assumptions used to prepare such projections.

     In issuing this Commitment Letter, each of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo is relying on the accuracy of the information furnished to it by you or on your behalf (collectively, the "PRE-COMMITMENT INFORMATION"). The obligations of Morgan Stanley, Bank of America, Lehman, UBS, UBS Warburg, Bank of New York, BNP Paribas and Wells Fargo under this Commitment Letter and of any Lender that issues a commitment for the Senior Bank Financing are made solely for your benefit and may not be relied upon or enforced by any other person or entity.

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                                       6


     You are not authorized to show or circulate this letter to any other person or entity (other than your legal and financial advisors in connection with your evaluation hereof and except as required by law or stock exchange requirements) until such time as you have accepted this letter as provided in the immediately succeeding paragraph. If the letter is not accepted by you as provided in the immediately succeeding paragraph, you are to immediately return this letter (and any copies hereof) to the undersigned. This letter may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which counterpart shall be an original, but all of which shall together constitute one and the same instrument.

     If you are in agreement with the foregoing, please sign and return to Morgan Stanley (including by way of facsimile transmission) the enclosed copy of this letter, together with the Fee Letter, no later than 5:00 p.m., New York time, on June 14, 2001. The commitments set forth in this letter shall terminate at the time and on the date referenced in the immediately preceding sentence unless this letter and the Fee Letter are executed and returned by you as provided in such sentence.

     This letter and the Fee Letter shall be governed by, and construed in accordance with the laws of the State of New York, and any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this letter and/or the related Fee Letter is hereby waived. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York in connection with any dispute related to this letter or the Fee Letter or any matters contemplated hereby or thereby. Delivery of an executed counterpart of this Commitment Letter by telecopier shall be effective as delivery of a manually executed counterpart of this Commitment Letter.

                                                  Very truly yours,


                                                  MORGAN STANLEY SENIOR
                                                    FUNDING, INC.


                                                  By /s/ ERIC H. COMBS
                                                     ---------------------------
                                                  Title: Vice President

                                                  BANK OF AMERICA, N.A.


                                                  By /s/ JOSEPH L. CORAH
                                                     ---------------------------
                                                  Title: Principal

                                                  BANC OF AMERICA SECURITIES LLC


                                                  By /s/ PAMELA R. LEVY
                                                     ---------------------------
                                                  Title: Managing Director

                                                  LEHMAN COMMERCIAL PAPER INC.


                                                  By /s/ JEFFREY B. GOODWIN
                                                     ---------------------------
                                                  Title: Authorized Signatory

                                                  UBS WARBURG LLC


                                                  By /s/ DANIEL W. LADD III
                                                     ---------------------------
                                                  Title: Executive Director

                                                  By /s/ DAVID A. JUDGE
                                                     ---------------------------
                                                  Title: Managing Director

                                                  UBS AG, STAMFORD BRANCH


                                                  By /s/ DANIEL W. LADD III
                                                     ---------------------------
                                                  Title: Executive Director

                                                  By /s/ EDWARD KYRITZ
                                                     ---------------------------
                                                  Title: Director

                                                  THE BANK OF NEW YORK


                                                  By /s/ REBECCA K. LEVINE
                                                     ---------------------------
                                                  Title: Vice President

                                                  BNP PARIBAS


                                                  By /s/ BROCK HARRIS
                                                     ---------------------------
                                                  Title: Director


                                                  By /s/ JOHN L. McCORMICK, III
                                                     ---------------------------
                                                  Title: Director

                                                  WELLS FARGO, NATIONAL
                                                    ASSOCIATION


                                                  By /s/ SUSAN M. WEGLEITNER
                                                     ---------------------------
                                                  Title: Executive Vice
                                                         President
Agreed to and Accepted this
14th day of June, 2001


PACIFICARE HEALTH SYSTEMS, INC.


By /s/ GREGORY W. SCOTT
   -------------------------------
Title: Executive Vice President
       and Chief Financial Officer

                                                                       EXHIBIT A

                    SUMMARY OF CERTAIN TERMS AND CONDITIONS*

I.   THE PARTIES

BORROWER:                     PacifiCare Health Systems, Inc., a Delaware
                              corporation.

JOINT LEAD ARRANGERS AND
JOINT BOOK-RUNNERS:           Morgan Stanley and Banc of America Securities

DOCUMENTATION AGENT:          Morgan Stanley

ADMINISTRATIVE AGENT:         Bank of America, N.A.

SYNDICATION AGENTS:           Lehman Commercial Paper Inc. and UBS Warburg LLC

MANAGING AGENTS:              The Bank of New York, BNP Paribas, Wells Fargo

LENDERS: Morgan Stanley, Bank of America, N.A., Lehman, UBS and a syndicate of financial institutions and institutional lenders arranged by Morgan Stanley in consultation with the Borrower. The initial Lenders will have the respective commitment amounts and assume the respective roles set forth in the chart below:

                              LENDERS                    ROLES                        COMMITMENTS
                              -------                    -----                        -----------

                              Morgan Stanley         Joint Lead Arranger          Revolver: $30,000,000
                                                     Joint Bookrunner
                                                     Documentation Agent          Term B: $87,500,000

                              Bank of America/       Joint Lead Arranger          Revolver: $30,000,000
                              Banc of America        Joint Book Runner
                              Securities             Administrative Agent         Term B: $87,500,000

                              Lehman                 Co-Syndication Agent         Revolver: $22,500,000

                                                                                  Term B: $87,500,000

                              UBS                    Co-Syndication Agent         Revolver: $22,500,000
                                                     (UBS Warburg)
                                                                                  Term B: $87,500,000

                              The Bank of New York   Managing Agent               Revolver: $15,000,000

                              BNP Paribas            Managing Agent               Revolver: $15,000,000

                              Wells Fargo            Managing Agent               Revolver: $15,000,000

--------

* Capitalized terms used herein and not defined herein shall have the meanings provided in the commitment letter (the "COMMITMENT LETTER") to which this summary is attached.

GUARANTORS:                   All obligations under the Senior Bank Financing
                              shall be unconditionally guaranteed, to the extent permitted by applicable law, by PacifiCare Health
                              Plan Administrators, Inc., RxSolutions, Inc.,
                              PacifiCare Behavioral Health Inc., Secure Horizons
                              USA, Inc., PacifiCare eHoldings, SeniorCo, Inc.,
                              RxConnect Acquisition Corporation and PacifiCare
                              Ventures, Inc. and any other existing and future non-regulated subsidiaries (other than any entity that is a controlled foreign corporation ("CFC") under Section 957 of the Internal Revenue Code
                              (Holdings and all of such subsidiaries being, collectively, the "GUARANTORS"), subject to customary exceptions and exclusions and release mechanics for transactions of this type. In the event of a change in applicable law, statutes, regulations and the policies of governmental and regulatory agencies and authorities such that, in the reasonable opinion of counsel for the Borrower, any of the Borrower's regulated subsidiaries would be permitted to guarantee the Senior Banking Facility, without the incurrence of approvals from such agencies or authorities or the incurrence of regulatory restrictions on the operations of any such proposed guarantor that would be reasonably likely to have a material adverse effect on the proposed guarantor, the Borrower will cause such regulated subsidiary to enter into guarantees of the obligations under the Senior Bank Financing. The foregoing shall not be construed to impose any obligation on the Borrower or the regulated subsidiaries to initiate any inquiries with any governmental and regulatory agencies or authorities regarding guarantees of the Senior Bank Financing.

II.  DESCRIPTION OF CREDIT FACILITIES COMPRISING THE SENIOR BANK FINANCING

A.   TRANCHE B TERM LOAN FACILITY

TRANCHE B TERM LOAN FACILITY: $350 million Tranche B Term Loan Facility.

MATURITY AND AMORTIZATION:    The final maturity of the Tranche B Term Loan
                              Facility shall be the date which occurs seven years after the Closing Date. The loans under the Tranche B Term Loan Facility (the "TERM LOANS") shall be repaid during the final year of the Term
                              Loans in equal quarterly amounts, subject to amortization of approximately 1% per year prior to such final year.

USE OF PROCEEDS:              The Term Loans shall only be utilized (x) to
                              finance, in part, the Refinancing and (y) to pay fees and expenses incurred in connection with the Transaction.

AVAILABILITY:                 Term Loans may only be borrowed on the Closing
                              Date. No amount of Term Loans once repaid may be reborrowed.

B.   REVOLVING CREDIT FACILITY

REVOLVING CREDIT FACILITY:    $150 million Revolving Credit Facility, with a
                              letter of credit sublimit to be agreed upon.

MATURITY:                     The final maturity of the Revolving Credit
                              Facility shall be the date which occurs five years after the Closing Date. Loans made pursuant to the Revolving Credit Facility (the "REVOLVING LOANS", and together with the Term Loans, the "LOANS") shall be repaid in full on the fifth anniversary of the Closing Date, and all letters of credit issued thereunder shall terminate prior to such time.

USE OF PROCEEDS:              The Revolving Loans shall be utilized solely for
                              the Borrower's and its subsidiaries' working capital requirements and other general corporate purposes.

AVAILABILITY:                 The Revolving Credit Facility will be undrawn on
                              the Closing Date. Revolving Loans may be borrowed, repaid and reborrowed after the Closing Date.

III. TERMS APPLICABLE TO THE ENTIRE SENIOR BANK FINANCING

CLOSING DATE:                 On or before August 31, 2001.

SECURITY:                     To the extent permitted or approved under
                              applicable law, regulation or governmental policy or regulatory authority, the Borrower and each of the Guarantors shall grant the Administrative
                              Agent and the Lenders a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in all of the following:

                              (a) All shares of capital stock of (or other ownership interests in) and intercompany debt of each present and future subsidiary, limited, in the case of each CFC, to 66% of the voting stock of such entity.

                              (b) All present and future personal property assets of the Borrower and the Guarantors, including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, bank accounts, general intangibles, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash, in each case to the extent that the grant of such security interest in any contract rights, license agreement or other general intangible would not contravene any terms thereof (as such terms may be modified by applicable law) or applicable law.

                              (c) All proceeds and products of the property and assets described in clauses (a) and (b) above.

                              The Borrower and the Guarantors will use best efforts to obtain the appropriate governmental and regulatory approvals for the pledge of the regulated subsidiaries.

                              In furtherance of the foregoing, PacifiCare Health Plan Administrators, Inc. ("PHPA"), an Indiana corporation, shall assign all of its rights under all management agreements that it has entered into with one or more of its subsidiaries to the extent that such agreements may be assigned under applicable law (including regulations) or governmental policy or by their terms.

                              At the reasonable request of the Borrower made prior to the Closing Date, assets will be excluded from the collateral in circumstances where the Joint Lead Arrangers and the Borrower determine that the economic detriment to the Borrower of taking security interests in such assets would be excessive in view of the related benefits to be received by the Lenders.

INTEREST RATES:               At the option of the Borrower, Loans may be
                              maintained from time to time as (x) Base Rate
                              Loans which shall bear interest at the Applicable
                              Margin in excess of the Base Rate in effect from time to time or (y) Eurodollar Loans which shall bear interest at the Applicable Margin in excess of the Eurodollar Rate (adjusted for maximum reserves) as determined by the Administrative
                              Agent for the respective interest period, provided that until the earlier to occur of (x) the 30th day following the Closing Date and (y) that date upon which Morgan Stanley has determined (and notifies the Borrower) that the primary syndication of the Senior Bank Financing (and the resultant addition of institutions as Lenders) has been completed no Eurodollar Loans may be incurred.

                              "BASE RATE" shall mean the higher of (x) 1/2 of 1% in excess of the federal funds rate and (y) the rate that the Administrative Agent announces from time to time as its prime or base commercial lending rate, as in effect from time to time.

                              The "APPLICABLE MARGIN" means at any time (x) in respect of the Revolving Credit Facility, (i) for the first six months after the Closing Date, 3.25% in the case of Eurodollar Loans and 2.25% in the case of Base Rate Loans, and (ii) thereafter, the applicable percentage determined accordance with the step-ups and step-downs reflected in the pricing grid set forth on Schedule I and (y) in respect of the Tranche B Term Loan Facility (i) for the first six months after the Closing Date, 3.75% in the case of Eurodollar Loans and 2.75% in the case of Base Rate Loans, and (ii) thereafter, the applicable percentage determined accordance with the step-ups and step-downs reflected in the pricing grid set forth on Schedule I.

                              During the continuance of any payment or bankruptcy default under the loan documentation, the Applicable Margin on all obligations owing under the loan documentation shall increase by 2% per annum.

                              Interest periods of 1, 2, 3 and 6 months shall be available in the case of Eurodollar Loans.

                              Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each quarter. Interest in respect of Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of repayment of any Loans, and at maturity. All interest and commitment fee and other fee calculations shall be based on a 365 day year for Base Rate Loans (366 days for leap years) and 360 day year for Eurodollar Loans.

LEAD ARRANGER AND
ADMINISTRATIVE
AGENT FEES:                   The Lead Arranger and the Administrative Agent
                              shall receive such fees as have been separately agreed upon with the Borrower.

UNUSED
COMMITMENT FEES:              3/4 of 1% per annum on the unused portion of each
                              Lender's share of the Senior Bank Financing, payable (a) quarterly in arrears and (b) on the date of termination or expiration of the commitments.

LETTER OF CREDIT FEES:        Applicable Margin for Eurodollar Loans which are
                              Revolving Loans on the aggregate outstanding stated amounts of letters of credit plus an additional 1/8 of 1% on the aggregate outstanding stated amounts of letters of credit to be paid as a fronting fee to the issuing bank.

VOLUNTARY COMMITMENT
REDUCTIONS:                   Voluntary reductions to the unutilized portion of
                              the Senior Bank Financing, including the Revolving
                              Credit Facility, may be made from time to time by the Borrower without premium or penalty.

VOLUNTARY PREPAYMENT:         The Borrower may, upon at least one business day's
                              notice in the case of Base Rate Loans and three business days' notice in the case of Eurodollar
                              Loans, prepay, in full or in part, the Senior Bank
                              Financing without premium or penalty; provided, however, that each partial prepayment shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that any such prepayment of Eurodollar Loans shall be made together with reimbursement for any funding losses of the Lenders resulting therefrom.

MANDATORY PREPAYMENT
AND COMMITMENT REDUCTION:     (a) all of the net cash proceeds from sales of
                              property and assets of the Borrower and its subsidiaries (other than any such net cash proceeds less than or equal to $1 million and not exceeding $1 million in the aggregate per fiscal year) (excluding sales of inventory in the ordinary course of business and subject to a reinvestment provision to be negotiated), (b) all of the net cash proceeds of Extraordinary
                              Receipts* (to be defined in the loan documentation and to exclude cash receipts in the ordinary course of business) and (c) 75% of the net cash proceeds from the issuance after the Closing Date of additional debt and 50% of the net cash proceeds from the issuance of equity of the Borrower and its subsidiaries otherwise permitted under the loan documentation, and 50% of Excess
                              Cash Flow (to be defined in the loan
                              documentation) of the Borrower and its
                              subsidiaries shall be applied to prepay the Senior
                              Bank Financing, ratably to the principal repayment installments of the Tranche B Term Loan Facility on a pro rata basis and then to the Revolving
                              Credit Facility.

DOCUMENTATION:                The commitments of Morgan Stanley, Bank of
                              America, Lehman, UBS, The Bank of New York, BNP
                              Paribas and Wells Fargo will be subject to the negotiation, execution and delivery of definitive financing agreements (and related security documentation, guaranties, etc.) consistent with the terms of this letter, in each case prepared by counsel to Morgan Stanley.

CONDITIONS PRECEDENT
TO INITIAL EXTENSION
OF CREDIT:                    Those customarily found in credit agreements for
                              similar secured financings and others appropriate in the judgment of Morgan Stanley and Bank of America for the Transaction, including, without limitation, the following:

                              (a)  The final terms and conditions of the
                                   Transaction, including, without limitation, all legal and tax aspects thereof, shall be
                                   (i) as described in the Commitment Letter and
                                   (ii) otherwise satisfactory to the Lenders.

                              (b) All documentation relating to the Senior Bank Financing, including a credit agreement incorporating substantially the terms and conditions outlined herein, and the other parts of the Transaction shall be in form and substance satisfactory to the Lenders.

                              (c)  The Lenders shall be satisfied with the
                                   corporate and legal structure and the terms and conditions of the capitalization of the Borrower and each of the Guarantors, including, without limitation, (i) the charter and bylaws of the Borrower and each such Guarantor and each agreement or instrument relating thereto, (ii) the receipt of the consent of a majority in interest of the holders of the existing FHP International Corporation 7% Senior Notes issued in the aggregate principal amount of $100 million and maturing on September 15, 2003 (the "7% SENIOR NOTES"), to remove certain covenants (deemed necessary to be


----------------------

* This would include items such as tax refunds, indemnity payments, pension reversions and certain insurance proceeds that are probably not covered as "asset sale" proceeds.

                                   removed by the Lenders and the Borrower) from the indenture and (ii) the existing credit facility of the Borrower shall be simultaneously terminated.

                              (d) The stock of the Borrower's subsidiaries shall be owned free and clear of any lien, charge or encumbrance, other than the liens and security interests created under the loan documentation; the Lenders shall have a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in the capital stock of the Guarantors and in the other collateral referred to under the section "SECURITY" above; all filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made; and all filing and recording fees and taxes shall have been duly paid.

                              (e) There shall have occurred no material adverse change in the business, financial condition, operations, performance, properties or prospects of the Borrower and its subsidiaries, taken as a whole.

                              (f)  There shall exist no action, suit,
                                   investigation, litigation or proceeding
                                   pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) could reasonably be expected to (A) have a material adverse effect on the business, financial condition, operations, performance, properties or prospects of the Borrower and its subsidiaries, taken as a whole, (B) materially adversely affect the ability of the Borrower or any Guarantor to perform its obligations under the loan documentation or
                                   (C) materially adversely affect the rights and remedies of the Administrative Agent and the Lenders under the loan documentation (collectively, a "MATERIAL ADVERSE EFFECT") or (ii) purports to materially adversely affect the Transaction or the Senior Bank Financing.

                              (g) All governmental and third party consents and approvals necessary in connection with the Transaction and the Senior Bank Financing shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, other than such consents and approvals the absence of which, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Transaction or the Senior Bank Financing.

                              (h) All Pre-Commitment Information shall be true and correct in all material aspects; and no additional information shall have come to the attention of the Administrative Agent or the Lenders that is inconsistent in any material respect with the Pre-Commitment Information or that could reasonably be expected to have a Material Adverse Effect.

                              (i) The Lenders shall be satisfied with the terms and conditions of the Convertible Securities and the Senior Notes. The Borrower shall have received at least $500 million in gross cash proceeds from the sale of the Convertible Securities and the Senior Notes (it being understood that to the extent that such gross cash proceeds exceed $500 million, the commitments in respect of the Tranche B Term Loan Facility shall be reduced by the amount of such excess in accordance with the provisions for reduction set forth herein), and all such proceeds shall have been used or shall be used simultaneously with the initial extension of credit under the loan documentation by the Borrower to finance the Transaction or for general corporate purposes.

                              (j) All loans made by the Lenders to the Borrower or any of its affiliates shall be in full compliance with the Federal Reserve's Margin Regulations.

                              (k) The Borrower and each Guarantor shall have delivered certificates, in form and substance satisfactory to the Lenders, attesting to the Solvency (as hereinafter defined) of the Borrower and such Guarantor, as the case may be, in each case individually and together with its subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Transaction, from their respective chief financial officers. As used herein, the term "SOLVENCY" of any person means (i) the fair value of the property of such person exceeds its total liabilities (including, without limitation, contingent liabilities), (ii) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute unreasonably small capital.

                              (l) The Lenders shall be satisfied that (i) the Borrower and its subsidiaries will be able to meet its obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its ERISA affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

                              (m)  The Lenders shall be satisfied with the
                                   amount, types and terms and conditions of all insurance maintained by the Borrower and its subsidiaries, and the Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Lenders' collateral described under the section "SECURITY" above.

                              (n)  The Lenders shall have completed a due
                                   diligence investigation of the Borrower and its subsidiaries in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its subsidiaries and shall have received such financial, business and other information regarding each of the foregoing persons as they shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, annual financial statements dated December 31, 2000, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date), pro forma consolidated financial statements as to the Borrower and its subsidiaries, and forecasts prepared by management of the Borrower, in a form satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Senior Bank Financing.

                              (o)  The Lenders shall have received (i)
                                   satisfactory opinions of counsel for the Borrower and the Guarantors and of local counsel for the Lenders as to the transactions contemplated hereby and (ii) such corporate resolutions, certificates and other documents as the Lenders shall reasonably request.

                              (p) There shall exist no default under any of the loan documentation, and the representations and warranties of the Borrower, each of the Guarantors and each of their respective subsidiaries therein shall be true and correct immediately prior to, and after giving effect to, the initial extension of credit under the loan documentation.

                              (q)  All accrued fees and expenses of the
                                   Administrative Agent, the Arranger and the Lenders (including the fees and expenses of counsel for the Arranger and local counsel for the Lenders) shall have been paid.

                              (r) The Lenders shall be reasonably satisfied that the Borrower and each of its material regulated subsidiaries are in material compliance with all laws, regulations (including, without limitation, HMO regulations and insurance regulations) and required total statutory capital levels (collectively, the "REGULATIONS").

                              (s) The Administrative Agent shall have received a list of all existing letters of credit of the Borrower.

CONDITIONS PRECEDENT
TO SUBSEQUENT
EXTENSIONS OF CREDIT:         There shall exist no default under any of the loan
                              documentation, and the representations and warranties of the Borrower, each of the Guarantors and each of their respective subsidiaries therein shall be true and correct immediately prior to, and after giving effect to, such extension of credit.

REPRESENTATIONS AND
WARRANTIES:                   Those customarily found in credit agreements for
                              similar secured financings, including, without limitation, absence of any material adverse change in the business, financial condition, operations, performance or properties of the Borrower and its subsidiaries, taken as a whole, and compliance with the Regulations.

COVENANTS:                    Those affirmative, negative and financial
                              covenants (applicable to the Borrower and its subsidiaries) customarily found in credit agreements for similar secured financings and others appropriate in the judgment of Morgan
                              Stanley and Bank of America for the Transaction, including, without limitation, the following:

                              (a) Affirmative Covenants - (i) Compliance with laws and regulations (including, without limitation, ERISA and environmental laws and the Regulations); (ii) payment of taxes and other obligations; (iii) maintenance of appropriate and adequate insurance; (iv) preservation of corporate existence, rights (charter and statutory), franchises, permits, licenses and approvals; (v) preparation of environmental reports; (vi) visitation and inspection rights; (vii) keeping of proper books in accordance with generally accepted accounting principles; (viii) maintenance of properties; (ix) performance of leases, related documents and other material agreements; (x) conducting transactions with affiliates on terms equivalent to those obtainable on an arm's-length basis; (xi) further assurances as to perfection and priority of security interests; (xii) grant of security on additional property and assets upon the occurrence of an Event of Default; and (xiii) customary financial and other reporting requirements (including, without limitation, audited annual financial statements and quarterly unaudited financial statements, in each case prepared on a consolidated and a consolidating basis, notices of defaults, compliance certificates, annual business plans (which will include projected income statements, balance sheets and financial statements), reports to shareholders and other creditors and other business and financial information as any Lender shall reasonably request), annual and quarterly statutory filings for regulated subsidiaries within 30 days after the end of the applicable period.

                              (b) Negative Covenants - Restrictions on (i) liens (other than liens securing the Senior Bank Financing); (ii) debt (with exceptions for the issuance of Convertible Securities and Senior Notes in an amount not to exceed $650 million and for other debt in an amount to be agreed upon in the loan documentation), guaranties or other contingent obligations (including, without limitation, the subordination of all intercompany indebtedness on terms satisfactory to the Lenders); (iii) lease obligations in excess of an amount to be agreed between the Borrower and the Lenders during any consecutive 12-month period; (iv) mergers and consolidations; (v) sales, transfers and other dispositions of assets (other than sales of inventory or other assets in the ordinary course of business); (vi) loans, acquisitions, joint ventures and other investments; (vii) dividends and other distributions to stockholders; (viii) becoming a general partner in any partnership; (ix) repurchasing shares of capital stock; (x) prepaying, redeeming or repurchasing debt; (xi) granting negative pledges other than to the Administrative Agent and the Lenders; (xii) changing the nature of its business; (xiii) amending organizational documents, or amending or otherwise modifying any debt or any related document, in each case in a manner reasonably likely to cause a material adverse effect;
                                   (xiv) changing accounting policies or
                                   reporting practices, except pursuant to GAAP; in each of the foregoing cases, with such exceptions as may be agreed upon in the loan documentation, (xv) limitations on the ability of the Borrower's subsidiaries to make distributions to the Borrower or any other subsidiary; (xvi) the capital of any regulated subsidiary which shall not be less than 100% of the state regulatory requirements for statutory capital, (xvii) entering into new letters of credit with institutions other than existing letter of credit banks and Bank of America.

                              (c) Financial Covenants - Total leverage, fixed charge coverage, net worth and liquidity (each as defined below). All of the financial covenants will be calculated on a consolidated basis and for each consecutive four fiscal quarter period. For purposes of determining compliance with the fixed charge coverage ratio, the fixed charge coverage shall be measured against Company Cash Flow, which shall be defined as follows:

                                   "COMPANY CASH FLOW" means, for any period, the sum of the amounts, without duplication, of (i) Net Income of PacifiCare

                                   Health Systems, Inc., PacifiCare Health Plan
                                   Administrators, Inc., PacifiCare eHoldings,
                                   Rx Solutions, Inc., Secure Horizons USA,
                                   Inc., PacifiCare Behavioral Health Inc.,
                                   SeniorCo., Inc., Rx Connect Acquisition
                                   Corporation, and PacifiCare Ventures, Inc.
                                   (together, the "COVENANT PARTIES") for such period, (ii) royalty cash flows received in cash (either by dividend, intercompany transfer or line of credit transfer) by the Covenant Parties during such period, (iii) other dividends (non-royalty) or subordinated loan payments received in cash by the Covenant Parties during such period, (iv) depreciation and amortization for the Covenant Parties to the extent deducted from Net Income for such period, (v) for any period during 2001, certain extraordinary non-recurring disposition, restructuring, debt financing or other charges to the extent deducted from Net Income for such period in an aggregate amount not to exceed $8 million,
                                   (vi) consolidated GAAP income taxes expensed during such period and (vii) interest expense expensed in accordance with GAAP by the Covenant Parties in respect of such period less (i) all capital infusions made during such period by the Covenant Parties into Subsidiaries that are not Loan Parties, (ii) all capital expenditures made by the Covenant Parties in cash for such period and (iii) consolidated income taxes paid in cash or required to be paid, to taxing authorities by the Covenant Parties, including, without limitation, in accordance with any tax sharing agreement that any Covenant Party may be a party to, during such period.

                                   "NET INCOME" means, with respect to any
                                   person for any period, the aggregate of the net income of such Person for such period, determined in accordance with GAAP; provided, however, that (i) any non-cash net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any non-cash net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded and
                                   (iii) any non-cash net after-tax gains or losses (less all fees and expenses relating thereto) attributable to the impairment of long-lived assets shall be excluded.

                                   "DEBT/EBITDA RATIO" means, at any date of determination, the ratio of consolidated total Debt for Borrowed Money of the Borrower and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to the Credit Agreement, to consolidated EBITDA of the Borrower and its subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

                                   "DEBT FOR BORROWED MONEY" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of such Person.

                                   "EBITDA" means, for any period, the sum, determined on a consolidated basis, of (a) Net Income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense, in each case of the Borrower and its subsidiaries, determined in accordance with GAAP for such period.

                                   "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) consolidated Company Cash Flow to (b) the sum of (i) interest payable on, all mandatory amortization payments with respect to, and amortization of debt discount in respect of, all Debt for Borrowed Money plus (ii) all amounts payable under capitalized leases, in each case, of or by the Borrower and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties under the Credit Agreement.

                                   "NET WORTH FINANCIAL COVENANT" The Borrower will maintain at the end of each fiscal quarter of the Borrower stockholders' equity of the Borrower (excluding cumulative long-lived asset impairment charges incurred after June 30, 2001) of not less than 90% of equity at June 30, 2001 plus 50% of positive consolidated Net Income thereafter.

                                   "LIQUIDITY COVENANT" The Covenant Parties will not allow liquidity consisting of cash, cash equivalents, and availability under the Revolving Credit Facility to fall below $100 million for more than 30 consecutive days.

EVENTS OF DEFAULT:            Those customarily found in credit agreements for
                              similar secured financings, including, without limitation, (a) failure to pay principal when due, or to pay interest or other amounts within three business days after the same becomes due, under the loan documentation; (b) any representation or warranty proving to have been materially incorrect when made or confirmed; (c) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after notice or knowledge of such failure; (d) cross-defaults to other indebtedness in an amount to be agreed in the loan documentation; (e) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (f) monetary judgment defaults in an amount to be agreed in the loan documentation and nonmonetary judgment defaults that could reasonably be expected to have a material adverse effect; (g) impairment of loan documentation or security; (h) change of control;
                              (i) standard ERISA defaults; and (j) failure by the Borrower or its subsidiaries to comply with any of the terms and provisions of the regulations pertaining to fiscal soundness, solvency, or financial condition to the extent such non-compliance could have a material adverse effect and to the extent such non-compliance has not been cured or waived within the statutory grace period applicable thereto, or, in the event there are no such statutory grace periods, within 10 days of violation thereof.

INTEREST RATE
PROTECTION:                   The Borrower shall obtain interest rate protection
                              in form and with parties acceptable to the Lenders for a notional amount to be agreed in the final loan documentation, but in no event less than 30% of the Senior Bank Financing and the Borrower's other floating rate debt, and for a period of three years or until such earlier time that the Borrower's credit rating becomes investment grade.

EXPENSES:                     The Borrower shall pay all of the Administrative
                              Agent's and the Lead Arranger's reasonable due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and all other reasonable out-of-pocket expenses incurred by the
                              Administrative Agent or the Lead Arranger
                              (including the reasonable fees and expenses of counsel for the Lead Arranger), whether or not any of the transactions contemplated hereby are consummated, as well as all reasonable expenses of the Administrative Agent in connection with the administration of the loan documentation. The
                              Borrower shall also pay the expenses of the Administrative Agent, the Lead Arranger and the
                              Lenders in connection with the enforcement of any of the loan documentation.

INDEMNITY:                    The Borrower will indemnify and hold harmless the
                              Administrative Agent, the Lead Arranger, each
                              Lender and each of their affiliates and their officers, directors, employees, agents and advisors from claims and losses relating to the Transaction or the Senior Bank Financing, except for claims and losses related to or arising out of the gross negligence or willful misconduct of such parties.

REQUIRED LENDERS:             Lenders holding loans and commitments representing
                              more than 50% of the aggregate amount of loans and commitments under the Senior Bank Financing.

WAIVERS &
AMENDMENTS:                   Amendments and waivers of the provisions of the
                              loan agreement and other definitive credit documentation will require the approval of the Required Lenders, except that the consent of all affected Lenders be required with respect to (i) increases in commitment amounts, (ii) reductions of principal, interest, or fees (other than any reductions resulting from prepayments or repayments of outstanding debt), (iii) extensions of scheduled maturities or times for payment, and
                              (iv) releases of all or substantially all of the collateral or any material guarantee.

ASSIGNMENTS AND
PARTICIPATIONS:               Assignments may be non-pro rata and must be to
                              Eligible Assignees and with the consent of the Borrower (unless an Event of Default exists), not to be unreasonably withheld, and, in each case other than an assignment to a Lender or an assignment of the entirety of a Lender's interest in the Senior Bank Financing, in a minimum amount equal to $1 million for the Tranche B Loan Facility and $5 million for the
                              Revolving Credit Facility. Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign (i) as security all or part of its rights under the loan documentation including to any Federal Reserve
                              Bank and (ii) all or part of its rights or obligations under the loan documentation to any of its affiliates. No participation shall include voting rights, other than for reductions or postponements of amounts payable or releases of all or substantially all of the collateral.

TAXES: All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office). The Lenders will use reasonable efforts (consistent with their respective internal policies and legal and regulatory restrictions and so long as such efforts would not otherwise be disadvantageous to such Lenders) to minimize to the extent possible any applicable taxes and the Borrower will indemnify the Lenders and the Administrative Agent for such taxes paid by the Lenders or the Administrative Agent.

MISCELLANEOUS:                Standard yield protection (including compliance
                              with risk-based capital guidelines, increased costs, payments free and clear of withholding taxes and interest period breakage indemnities), eurodollar illegality and similar provisions, defaulting lender provisions, waiver of jury trial and submission to jurisdiction provisions.

GOVERNING LAW:                New York.

COUNSEL FOR MORGAN STANLEY:   Shearman & Sterling.

                                   SCHEDULE I

                                  PRICING GRID


                            Revolving Credit Facility


          Total Debt/ EBITDA               Base Rate Advances    Eurodollar Rate Advances
          ------------------               ------------------    ------------------------

Level I                                          1.00%                    2.00%

less than 1.0: 1.0

Level II                                         1.25%                    2.25%

1.0:1.0 or greater, but less than 1.5:1.0

Level III                                        1.50%                    2.50%

1.5:1.0 or greater, but less than 2.0:1.0

Level IV                                         1.75%                    2.75%

2.0:1.0 or greater, but less than 2.25:1.0

Level V                                          2.00%                    3.00%

2.25:1.0 or greater, but less than 2.4:1.0

Level VI                                         2.25%                    3.25%

2.4:1.0 or greater

                                 Term B Facility

          Total Debt/ EBITDA               Base Rate Advances    Eurodollar Rate Advances
          ------------------               ------------------    ------------------------

Level I                                          2.25%                    3.25%

less than 1.25: 1.0

Level II                                         2.25%                    3.75%

1.25:1.0 or greater